UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2010

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Notification of Late Filing

On April 14, 2010, Lazare Kaplan International Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q (the “Q3 Form 10-Q”) for the quarter ended February 28, 2010 (“Q3 2010”).

As stated in the Form 12b-25, and as reported in (i) the Form 12b-25 filed with respect to the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended May 31, 2009 (“Fiscal 2009”), (ii) the Form 12b-25 filed with respect to the Company’s Quarterly Report on Form 10-Q (the “Q1 Form 10-Q”) for the period ended August 31, 2009 (“Q1 2010”), (iii) the Form 12b-25 filed with respect to the Company’s Quarterly Report on Form 10-Q (the “Q2 Form 10-Q”) for the period ended November 30, 2009 (“Q2 2010”) and (iv) the Forms 8-K filed by the Company on September 1, 2009, September 16, 2009, October 21, 2009, and January 15, 2010, the Company has been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”). As the Company is unable to assess the potential effect the ultimate resolution of these matters will have on the financial position and results of operation of the Company, the Company (i) has been unable to finalize its financial statements for Fiscal 2009 or file its Form 10-K, (ii) has been unable to finalize its financial statements for Q1 2010 or file its Q1 Form 10-Q, (iii) has been unable to finalize its financial statements for Q2 2010 or file its Q2 Form 10-Q, and (iv) is unable to finalize its financial statements for Q3 2010 or file its Q3 Form 10-Q.

The Company is working expeditiously to resolve the Material Uncertainties and believes that once they are resolved, it will be in a position to finalize its financial statements for Fiscal 2009 , Q1 2010, Q2 2010, and Q3 2010, and file its Form 10-K, Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q with the Securities and Exchange Commission.

Results of Operations

As described above, at this time, the Company is unable to resolve the Material Uncertainties. As such, the Company cannot report its results of operations for Q3 2010, except as set forth below.

The Company anticipates that its reported results of operations for Q3 2010 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated net sales for Q3 2010, which is subject to normal year end audit adjustments and the completion of the Company’s audits for its fiscal year ended May 31, 2009 and fiscal year ending May 31, 2010.

The Company anticipates net sales of approximately $28.9 million and $126.1 million for the three and nine months ended February 28, 2010 as compared to net sales of $42.2 million and $161.7 million for the comparative prior year periods.

Although there are early signs of improving trends, current adverse conditions continue to impact the sectors of the diamond and jewelry industry in which the Company operates.  Diamond and jewelry purchases are ultimately dependant on the availability of consumer discretionary spending.  Uncertainties regarding future economic prospects and a decline in consumer confidence during Fiscal 2009 and continuing in the current fiscal year translated into lower purchases and sales by diamond retailers, wholesalers and producers and adversely impacted the Company’s operations.  During fiscal 2010, the Company continued to focus its efforts on cash flow while reducing operating costs and manufacturing overhead. Gross margins remained under significant pressure as a result of price competition, overhead absorption and inventory valuation considerations.

The Company is not, at this time, in a position to give a reasonable estimate as to the Company’s gross margin and income before income taxes, among other results of operations.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements and the filing of the Company’s Form 10-K, Q1 Form 10-Q, Q2 Form 10-Q, and Q3 Form 10-Q.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: April 14, 2010	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer